EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

CONNECTICUT NATURAL GAS CORPORATION

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2013 and 2012	3

Balance Sheet as of March 31, 2013 and December 31, 2012	4

Statement of Cash Flows for the three months ended March 31, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating Revenues	$169,432	$124,969

Operating Expenses
Operation
Natural gas purchased	113,095	73,972
Operation and maintenance	12,689	12,259
Depreciation and amortization	9,276	8,956
Taxes - other than income taxes	7,845	6,956
Total Operating Expenses	142,905	102,143
Operating Income	26,527	22,826

Other Income and (Deductions), net	(506)	876

Interest Charges, net
Interest on long-term debt	2,530	2,630
Other interest, net	283	(107)
	2,813	2,523
Amortization of debt expense and redemption premiums	43	44
Total Interest Charges, net	2,856	2,567

Income Before Income Taxes	23,165	21,135

Income Taxes	7,424	7,225

Net Income	15,741	13,910
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	16	26

Net Income attributable to Connecticut Natural Gas Corporation	$15,725	$13,884

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2013	2012

Net Income	$15,741	$13,910
Other Comprehensive Loss, net	-	(89)
Less:
Preferred Stock Dividends of
Subsidiary, Noncontrolling Interests	16	26
Comprehensive Income	$15,725	$13,795

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$11,272	$6,636
Accounts receivable less allowance of $4,600 and $5,300, respectively	94,646	67,122
Unbilled revenues	16,524	20,425
Current regulatory assets	17,062	18,683
Deferred income taxes	4,140	4,719
Natural gas in storage, at average cost	18,236	43,938
Intercompany loan receivable	36,000	3,000
Other	4,532	3,446
Total Current Assets	202,412	167,969

Other investments	1,436	1,444

Net Property, Plant and Equipment	441,922	438,444

Regulatory Assets (future amounts owed from customers through the ratemaking process)	111,292	124,477

Deferred Charges and Other Assets
Unamortized debt issuance expenses	991	1,257
Deferred income taxes	23,134	9,680
Goodwill	79,341	79,341
Other	2,324	399
Total Deferred Charges and Other Assets	105,790	90,677

Total Assets	$862,852	$823,011

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$42,987	$43,386
Accounts payable	38,715	43,418
Accrued liabilities	13,582	17,862
Current regulatory liabilities	8,485	2,150
Interest accrued	3,357	2,984
Taxes accrued	27,041	5,697
Total Current Liabilities	134,167	115,497

Noncurrent Liabilities
Pension accrued	65,121	73,867
Other post-retirement benefits accrued	19,330	20,600
Other	7,948	7,740
Total Noncurrent Liabilities	92,399	102,207

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	170,289	141,432

Commitments and Contingencies

Capitalization
Long-term debt	111,114	111,617

Preferred Stock
Redeemable preferred stock, noncontrolling interests	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	338,446	351,546
Accumulated deficit	(17,236)	(32,961)
Accumulated other comprehensive income	100	100
Net Common Stock Equity	354,543	351,918

Total Capitalization	465,997	463,875

Total Liabilities and Capitalization	$862,852	$823,011

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows From Operating Activities
Net Income	$15,741	$13,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,319	9,000
Deferred income taxes	(11,643)	(5,067)
Pension expense	2,417	564
Deferred purchased gas	31,767	14,568
Other non-cash items, net	7,501	(1,525)
Changes in:
Accounts receivable, net	(26,824)	(20,345)
Natural gas in storage	25,702	16,332
Accounts payable	(3,580)	(7,527)
Accrued pension	(10,897)	(8,587)
Taxes accrued	21,344	11,760
Accrued liabilities	(4,258)	(2,640)
Other assets	1,113	(6,334)
Other liabilities	(955)	(1,567)
Total Adjustments	41,006	(1,368)
Net Cash provided by Operating Activities	56,747	12,542

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(5,995)	(6,028)
Intercompany loan receivable	(33,000)	(7,000)
Other	-	67
Net Cash (used in) Investing Activities	(38,995)	(12,961)

Cash Flows from Financing Activities
Distribution of capital	(13,100)	-
Payment of common stock dividend	-	(9,600)
Payment of preferred stock dividend	(16)	(26)
Net Cash (used in) Financing Activities	(13,116)	(9,626)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	4,636	(10,045)
Balance at beginning of period	6,636	5,612
Balance at end of period	$11,272	$(4,433)

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$413	$1,008

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2012	10,634,436	$33,233	$351,546	$(32,961)	$100	$351,918

Net income				15,741		15,741
Distribution of capital			(13,100)			(13,100)
Payment of preferred stock dividend				(16)		(16)
Balance as of March 31, 2013	10,634,436	$33,233	$338,446	$(17,236)	$100	$354,543